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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Perfumania, Inc. of our report dated May 18, 1998 appearing on page 24 of Perfumania, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1998.



/s/ Price Waterhouse LLP


Price Waterhouse LLP
Miami, Florida
May 18, 1998